Exhibit 99.1

P    R    E    S    S         R    E    L    E    A    S    E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports Growth in Revenue, Gross Profit and Earnings Per Share in the Second

Quarter of 2010

Chicago, IL July 21, 2010 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and dining rewards programs to the restaurant industry, today reported the following financial and operating results for the second quarter of 2010 as compared to the prior year period:

•	Growth in total revenues of 4.9% with an increase in Marketing Services Program revenues of 39.4% and a decrease in Marketing Credits Program revenues of 9.3%.
•	Growth in gross profit of 10.4%.
•	Growth in earnings per share of $0.03 to $0.17.
•	Growth in the net dining credits portfolio of 4.8%, the first year-over-year growth in two years.
•	Continued strong performance of the net dining credits portfolio, reflected by a 50.8% reduction in the provision for losses.
•	Growth in restaurant count of 3.4% to 10,541, the highest number of restaurants since 2004, including the highest number of Marketing Services Program restaurants in the Company’s history.
•	$12.3 million of cash at the end of the second quarter and debt free.

The following table presents financial highlights of the Company’s operations for the three and six months ended June 30, 2010 and 2009 (in millions, except per share amounts, restaurant count and net dining credits usage period). All previous periods presented have been revised to reflect the net presentation of revenues effective beginning the fourth quarter of 2009. Earnings per share amounts have been adjusted to reflect the one-for-three reverse stock split effective July 6, 2009.

	2Q’10	2Q’09	YTD’10	YTD’09
Total revenues	$28.9	$27.6	$55.3	$53.3
Gross profit	$19.2	$17.4	$37.8	$33.7
Operating expenses	$16.7	$15.1	$32.7	$30.5
Net income	$1.6	$1.3	$3.1	$1.2
Earnings per share	$0.17	$0.14	$0.34	$0.13

Total restaurants	10,541	10,197
Dining credits portfolio, net of reserves	$59.4	$56.6
Net dining credits usage period (months)	7.0	6.2
Cash and cash equivalents	$12.3	$21.0

As previously announced on June 9, 2010, a special committee of independent directors of the Board of Directors of the Company is evaluating indications of interest received from parties potentially interested in pursuing a strategic transaction with the Company and other strategic alternatives. The Company incurred $0.3 million and $0.4 million for the three and six months ended June 30, 2010, respectively, in expenses related to this process.

Second Quarter 2010 Results

Second quarter revenues grew 4.9% over the prior year, fueled by Marketing Services Program revenue growth of 39.4%. Second quarter gross profit grew 10.4% over the prior year period, reflecting revenue growth and a reduction in the provision for losses expense. Disciplined management of the dining credits portfolio led to the decline in the provision for losses expense of 50.8% to $1.0 million, or 3.4% of total revenues in the quarter, as compared to $2.0 million, or 7.3% of total revenues in the second quarter of 2009.

“Overall revenue growth and the strong performance of the dining credits portfolio resulted in significant growth in gross profit in the quarter,” said Chris Locke, CFO of Rewards Network.

In the second quarter, the Company continued to invest in opportunities to accelerate growth, including growing sales headcount, and developing and implementing a new daily special product in two metropolitan markets, found at www.idinedeals.com. Primarily as a result of the Company’s growth program, operating expenses increased by $1.6 million or 10.4% over the second quarter of 2009, which also includes $0.3 million incurred as part of the strategic review process as discussed above.

During the second quarter, the Company engaged in active member acquisition and engagement efforts, which led to an increase in its active member base of 16.7%, the average spend per member of 8.6%, the number of completed surveys by 83.3% and the number of email addressable members by 8.0% over the prior year. The Company also offered double benefits to certain members on Monday, Tuesday and Wednesday to boost sales at participating restaurants on traditionally slow dining days. As a result, member benefits expense as a percentage of total revenues increased by 0.5%, to 29.1% in the second quarter from 28.6% in the prior year period.

Year to Date 2010 Results

Revenues for the six months ended June 30, 2010 increased 3.8% over the prior year while Marketing Services Program revenues grew 48.6% increase. Gross profit for the six months ended June 30, 2010 increased 12.3% over the prior year period. The provision for losses expense declined to $1.8 million, or 3.2% of total revenues for the six months ended June 30, 2010, as compared to $5.4 million, or 10.2% of total revenues in the prior year period. Member benefit expense increased to 27.4% of total revenues during the six month ended June 30, 2010 as compared to 25.8% in the prior year period primarily due to the shift towards Marketing Services Program revenues, an increase in active member accounts and an increase in expense related to the double benefits offered to certain members on Monday, Tuesday and Wednesday.

The number of restaurants had grown 3.4% since June 30, 2009 to 10,541 at June 30, 2010, the highest number since 2004. Marketing Services Program restaurants increased to 5,929 from 4,854, the highest number of Marketing Services Program restaurants in the Company’s history. Marketing Credits Program restaurants declined to 4,612 from 5,343.

The net dining credits portfolio increased $2.7 million to $59.4 million as of June 30, 2010 from $56.6 million as of June 30, 2009. The Company’s increased purchases of dining credits in the quarter and the strong performance of the net dining credits portfolio that resulted in fewer losses contributed significantly to the growth in the net portfolio.

Cash

During the six months ended June 30, 2010, the Company generated $2.1 million of cash from operations from the growth in Marketing Services Program revenues and improved profitability in the Marketing Credits Program. The Company paid $56.9 million out of cash from operations to purchase dining credits during the six months ended June 30, 2010. Cash used in financing and investing activities included $2.9 million in capital expenditures related to investments in sales force productivity tools and $0.2 million in common stock repurchases. As of June 30, 2010 the Company had $12.3 million of cash on hand and was debt free.

Conclusion

“We have succeeded in growing revenue, profitability, restaurant count, and member engagement in the face of an uncertain economic environment,” said Ron Blake, CEO of Rewards Network. “We believe these trends point to continued profitable growth.”

Webcast Information

Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, July 21, 2010. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at investor.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call and presentation will be archived on the Company’s website at investor.rewardsnetwork.com. Alternatively, a dial-in replay is available through August 21, 2010, by dialing 1-888-286-8010 and using passcode 22317778.

About Rewards Network

Rewards Network (NASDAQ:DINE), headquartered in Chicago, IL, operates the leading dining rewards programs in North America by marketing participating restaurants to members of these programs and by providing incentives to members to dine at these restaurants. In addition to operating the dining rewards program of leading airline frequent flyer programs, hotel frequent-stay programs, retailer shopping programs, college savings programs, and other affinity organizations, the Company offers its own dining rewards program, iDine®, at www.idine.com. Thousands of restaurants and other clients benefit from the company’s restaurant marketing efforts, which include millions of email impressions, mobile access to restaurants via iPhone®, BlackBerry® and Android® smartphones and dining Web sites. Rewards Network also provides restaurant ratings and other restaurant business intelligence, as well as the purchase of dining credits from restaurants in the program. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides more than three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points and cash back benefits. For additional information about Rewards Network, visit RewardsNetwork.com or call (866) 539-9792.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of the economy on dining activity, (ii) the Company’s inability to attract and retain restaurants, (iii) the Company’s susceptibility to restaurant credit risk and the risk that its allowance for unredeemable dining credits may prove inadequate, (iv) modifications to the Company’s dining credits purchasing policies that lead to an increase in the allowance for unredeemable dining credits, (v) network interruptions, processing interruptions or processing errors, (vi) susceptibility to a changing regulatory environment, (vii) the Company’s dependence upon its relationships with payment card issuers, transaction processors, presenters and aggregators, (viii) the failure of the Company’s security measures, (ix) the Company’s failure to maintain compliance certifications, (x) increased operating costs or loss of members due to privacy concerns of the Company’s program partners, payment card processors and the public, (xi) a security breach that results in a payment card issuer re-issuing a significant number of registered payment cards, (xii) changes to payment card association rules and practices, (xiii) the Company’s dependence on its relationships with airlines and other reward program partners for a significant number of members, (xiv) the concentration of a significant amount of the Company’s rewards currency in one industry group, the airline industry, (xv) the Company’s inability to attract and retain active members, (xvi) the Company’s ability to obtain sufficient cash to operate its business, (xvii) changes in the Company’s programs that affect the rate of rewards, (xviii) the Company’s inability to maintain an adequately-staffed sales force, (xix) the Company’s inability to maintain an appropriate balance between the number of members and the number of participating restaurants in each market, (xx) changes in the regulatory environment, (xxi) the Company’s minimum purchase obligations and performance requirements, (xxii) class action lawsuits, (xxiii) increasing competition, (xxiv) impairment to goodwill, (xxv) factors causing our operating results to fluctuate over time, and (xxvi) adverse weather conditions affecting dining activity. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

# # #

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three Months Ended June 30,				Six Months Ended June 30,

	2010	%	2009	%	2010	%	2009	%

Revenues:
Revenues (gross amounts billed of $54,026, $54,555, $104,053, and $108,545, respectively) (1)	$28,639	99.13%	$27,276	98.99%	$54,799	99.07%	$52,788	98.98%
Membership fees	252	0.87%	278	1.01%	515	0.93%	543	1.02%

Total revenues	$28,891	100.00%	$27,554	100.00%	$55,314	100.00%	$53,331	100.00%

Direct expenses:
Member benefits	8,415	29.13%	7,880	28.60%	15,175	27.43%	13,734	25.75%
Provision for losses	990	3.43%	2,011	7.30%	1,777	3.21%	5,438	10.20%
Processing fees	303	1.05%	287	1.04%	568	1.03%	504	0.95%

Total direct expenses	$9,708	33.60%	$10,178	36.94%	$17,520	31.67%	$19,676	36.89%

Gross profit	$19,183	66.40%	$17,376	63.06%	$37,794	68.33%	$33,655	63.11%

Operating expenses:
Salaries and benefits	5,014	17.35%	4,733	17.18%	10,083	18.23%	9,450	17.72%
Sales commission and expenses	5,364	18.57%	4,981	18.08%	11,016	19.92%	10,093	18.93%
Professional fees	921	3.19%	662	2.40%	1,508	2.73%	1,260	2.36%
Member & restaurant marketing	797	2.76%	599	2.17%	1,485	2.68%	1,275	2.39%
Depreciation and amortization	1,228	4.25%	1,315	4.77%	2,531	4.58%	2,818	5.28%
General and administrative	3,331	11.53%	2,799	10.16%	6,072	10.98%	5,570	10.44%

Total operating expenses	$16,655	57.65%	$15,089	54.76%	$32,695	59.11%	$30,466	57.13%

Operating income	2,528	8.75%	2,287	8.30%	5,099	9.22%	3,189	5.98%

Other expenses, net	(30)	-0.10%	(15)	-0.05%	(61)	-0.11%	(50)	-0.09%

Income before income tax provision	2,498	8.65%	2,272	8.25%	5,038	9.11%	3,139	5.89%

Income tax provision	941	3.26%	992	3.60%	1,954	3.53%	1,972	3.70%

Net income	$1,557	5.39%	$1,280	4.65%	$3,084	5.58%	$1,167	2.19%

Earnings per share of common stock
Basic	$0.17		$0.14		$0.35		$0.13
Diluted	$0.17		$0.14		$0.34		$0.13

Weighted average number of common and common equivalent shares

Basic	8,946		8,912		8,893		9,033

Diluted	9,107		8,948		9,055		9,094

(1) Effective in the fourth quarter of 2009, the Company revised certain aspects of its income statement presentation. Most prominently, the Company is now reporting revenues net of the redemption of dining credits (previously referred to as cost of sales).

The redemption of dining credits is now classified as a direct reduction of revenue rather than as a direct expense.

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three months ended June 30, 2010				Three months ended June 30, 2009

	Marketing Credits Program	Marketing Services Program	Membership fees	Total	Marketing Credits Program	Marketing Services Program	Membership fees	Total

Restaurant count	4,612	5,929		10,541	5,343	4,854		10,197
Number of qualified transactions(1)	1,327	1,648		2,975	1,396	1,177		2,573
Average transaction amount(1)	$45.40	$46.30		$45.90	$44.19	$45.53		$44.80

Qualified transaction amounts(1)	$60,246	$76,300		$136,546	$61,683	$53,583		$115,266

RN % share of qualified transaction amount(1)(2)	71.1%	14.6%		39.6%	75.5%	15.0%		47.3%

RN share of qualified transaction amount and membership fees(1)	$42,859	$11,168	$251	$54,278	$46,546	$8,009	$278	$54,833

Redemption of dining credits(1)	$25,387	$0		$25,387	$27,279	$0		$27,279

Total revenues	$17,472	$11,168	$251	$28,891	$19,267	$8,009	$278	$27,554

Revenues as a % of qualified transaction amount(1) (2)	29.0%	14.6%		21.0%	31.2%	14.9%		23.7%

Member benefits	$2,418	$3,003		$5,421	$3,411	$2,677		$6,088
Bonus Rewards	$795	$1,011		$1,806	$351	$302		$653
Partner Commissions	$557	$631		$1,188	$626	$513		$1,139

Total member benefits	$3,770	$4,645		$8,415	$4,388	$3,492		$7,880
Provision for losses	$990	$0		$990	$2,011	$0		$2,011
Processing fees	$146	$157		$303	$152	$135		$287

Gross Profit	$12,566	$6,366	$251	$19,183	$12,716	$4,382	$278	$17,376

	Six months ended June 30, 2010				Six months ended June 30, 2009

	Marketing Credits Program	Marketing Services Program	Membership fees	Total	Marketing Credits Program	Marketing Services Program	Membership fees	Total

Restaurant count	4,612	5,929		10,541	5,343	4,854		10,197
Number of qualified transactions(1)	2,581	3,095		5,676	2,894	2,040		4,934
Average transaction amount(1)	$45.31	$46.52		$45.97	$43.33	$45.48		$44.22

Qualified transaction amounts(1)	$116,949	$143,972		$260,921	$125,384	$92,773		$218,157
RN % share of qualified transaction amount(1)(2)	71.1%	14.5%		39.9%	75.3%	15.2%		49.8%
RN share of qualified transaction amount and membership fees(1)	$83,127	$20,926	$515	$104,568	$94,465	$14,080	$543	$109,088

Redemption of dining credits(1)	$49,254			$49,254	$55,757			$55,757

Total revenues	$33,873	$20,926	$515	$55,314	$38,708	$14,080	$543	$53,331

Revenues as a % of qualified transaction amount(1)(2)	29.0%	14.5%		21.0%	30.9%	15.2%		24.2%
Member benefits	$4,752	$5,564		$10,316	$6,159	$4,206		$10,365
Bonus Rewards	$1,151	$1,434		$2,585	$658	$484		$1,142
Partner Commissions	$1,086	$1,188		$2,274	$1,305	$922		$2,227

Total Member Benefits	$6,989	$8,186		$15,175	$8,122	$5,612		$13,734
Provision for losses	$1,777			$1,777	$5,438			$5,438
Processing fees	$255	$313		$568	$289	$215		$504

Gross Profit	$24,852	$12,427	$515	$37,794	$24,859	$8,253	$543	$33,655

(1)	Supplemental operating and statistical data. See following page for details.
(2)	Total percentage excludes membership fees.

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

Definitions:

Qualified transaction amount(a):	Represents the total dollar value of all member dining transactions at participating restaurants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Rewards Network percentage share of qualified transaction amount(1)	Represents the percentage of qualified transaction amounts that Rewards Network is entitled to receive. The percentage is based on each agreement between the restaurant and Rewards Network.

Rewards Network share of qualified transaction amount(a)	Represents the Company’s portion of the member’s dining transaction that the Company is entitled to receive in accordance with the terms of the agreement with the participating restaurant.

Redemption of dining credits(a)	Represents the amount of dining credits, at cost, redeemed by members when dining at participating restaurants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s unredeemable dining credits. No provision is applied to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating restaurants.

(a) Qualified transaction amount, Rewards Network share of qualified transaction amount, redemption of dining credits and related statistical measures (number of qualified transactions, average transaction amount, Rewards Network percentage share of qualified transaction amount and revenues as a percentage qualified transaction amount) are supplemental information the Company uses in analyzing operating results and managing the business.    These supplemental financial measures provide useful information because they are important factors that affect the Company’s sales.

Selected Balance Sheet and Cash Flow Information	June 30, 2010	December 31, 2009

		(Audited)
Cash and cash equivalents	$12,308	$12,665
Dining credits	$69,067	$68,747
Allowance for unredeemable dining credits	($9,708)	($11,448)
Goodwill	$8,117	$8,117
Total assets	$104,101	$102,840

Accounts payable - dining credits	$3,058	$4,598
Stockholders’ equity	$88,597	$84,951

	Six Months Ended June 30,

	2010	2009

Net cash provided by (used in):
Operations	$2,075	$17,917
Investing activities	($2,861)	($1,506)
Financing activities	$429	($4,138)

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, number of restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Q2 2010	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009
Restaurant Count Trends (period ended):
Marketing Credits Program	4,612	4,737	4,961	4,920	5,343	5,844
Marketing Services Program	5,929	5,551	5,279	5,201	4,854	4,082

Total restaurants	10,541	10,288	10,240	10,121	10,197	9,926

Sequential Quarterly Percentage Change
Marketing Credits Program	-2.6%	-4.5%	0.8%	-7.9%	-8.6%	-7.1%
Marketing Services Program	6.8%	5.1%	1.5%	7.1%	18.9%	13.5%
Total restaurants	2.5%	0.5%	1.2%	-0.7%	2.7%	0.4%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$60,246	$56,703	$57,110	$58,473	$61,683	$63,701
Marketing Services Program	76,300	67,672	69,093	67,053	53,583	39,190

Total qualified transaction amounts	$136,546	$124,375	$126,203	$125,526	$115,266	$102,891
Sequential Quarterly Percentage Change
Marketing Credits Program	6.2%	-0.7%	-2.3%	-5.2%	-3.2%	-4.5%
Marketing Services Program	12.7%	-2.1%	3.0%	25.1%	36.7%	4.5%
Total qualified transaction amounts	9.8%	-1.4%	0.5%	8.9%	12.0%	-1.2%
Rewards Network Percentage Share of Qualified Transaction Amount Trends:
Marketing Credits Program	71.1%	71.0%	74.0%	74.0%	75.8%	75.2%
Marketing Services Program	14.6%	14.4%	14.5%	14.5%	15.0%	15.5%
Total	39.6%	40.2%	41.4%	42.2%	47.3%	52.5%
Revenue Trends:
Marketing Credits Program	$17,472	$16,402	$17,218	$17,821	$19,267	$19,441
Marketing Services Program	11,168	9,758	9,931	9,702	8,009	6,071
Membership fees	251	263	288	261	278	265

Total revenues	$28,891	$26,423	$27,437	$27,784	$27,554	$25,777
Sequential Quarterly Percentage Change
Marketing Credits Program	6.5%	-4.7%	-3.3%	-7.5%	-0.9%	-9.1%
Marketing Services Program	14.4%	-1.7%	2.4%	21.1%	31.9%	3.1%
Membership fees	-4.6%	-8.7%	10.3%	-6.1%	4.9%	-9.9%
Total	9.3%	-3.7%	-1.3%	0.8%	6.9%	-6.5%

Redemption of Dining Credits Trends:
Redemption of dining credits	$25,387	$23,867	$24,806	$25,261	$27,279	$28,478
Redemption as % of Marketing Credits Program share of qualified transaction amount	59.2%	59.3%	59.0%	58.6%	58.6%	59.4%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$69,067	$66,384	$68,747	$68,839	$72,888	$82,305
Ending net dining credits portfolio	$59,359	$56,119	$57,299	$55,125	$56,618	$63,016

Net write-offs (gross write-offs less recoveries)	$1,843	$2,140	$3,507	$4,811	$5,332	$4,394
Ending allowance for unredeemable dining credits	$9,708	$10,265	$11,448	$13,714	$16,270	$19,289
Allowance as % of gross dining credits	14.1%	15.5%	16.7%	19.9%	22.3%	23.4%
Estimated months to consume gross dining credits *	8.2	8.3	8.3	8.2	8.0	8.7
Estimated months to consume net dining credits *	7.0	7.1	6.9	6.5	6.2	6.6
Member Activity Trends:
Member accounts active last 12 months	3,667	3,349	3,298	3,219	3,142	3,142
Number of qualified transactions during quarter	2,975	2,701	2,664	2,747	2,573	2,361

* Calculated as Ending Dining Credits Portfolio / (Quarterly Redemption of Dining Credits / 3)